SKYE BIOSCIENCE, INC.
AMENDED AND RESTATED 2024 INDUCEMENT EQUITY INCENTIVE PLAN
ARTICLE I
PURPOSE AND ADOPTION OF THE PLAN
1.01.Purpose. The purpose of the Skye Bioscience, Inc. Amended and Restated 2024 Inducement Equity Incentive Plan (as may be amended from time to time, the “Plan”) is to attract and retain highly competent Eligible Persons for positions of substantial responsibility by providing an inducement material to individuals entering into employment with the Company and its Subsidiaries. Each Award under the Plan is intended to qualify as an employment inducement grant under Nasdaq Stock Market Rule 5635(c)(4) and the official guidance thereunder.
1.02.Adoption and Term. The Plan was initially approved and adopted by the Board to be effective as of July 2, 2024. The Plan, as amended and restated, was approved by the Board on February 24, 2025 (the “Amendment and Restatement Date”). The Plan shall remain in effect until terminated by the Board.
ARTICLE II
DEFINITIONS
For the purpose of this Plan, capitalized terms shall have the following meanings:
2.01.“Administrator” has the meaning specified in Section 3.
2.02.“Affiliate” means an entity in which, directly or indirectly through one or more intermediaries, the Company has at least a fifty percent (50%) ownership interest or, where permissible under Section 409A of the Code, at least a twenty percent (20%) ownership interest.
2.03.“Award” means any one or a combination of Non-Qualified Stock Options described in Article VI, Stock Appreciation Rights described in Article VI, Restricted Shares and Restricted Stock Units described in Article VII, Performance Awards described in Article VIII, other stock-based Awards described in Article IX or any other Award made under the terms of the Plan.
2.04.“Award Agreement” means a written agreement between the Company and a Participant or a written acknowledgment from the Company to a Participant specifically setting forth the terms and conditions of an Award granted under the Plan.
2.05.“Award Period” means, with respect to an Award, the period of time, if any, set forth in the Award Agreement during which specified target performance goals must be achieved or other conditions set forth in the Award Agreement must be satisfied.
2.06.“Beneficiary” means an individual, trust or estate who or which, by a written designation of the Participant filed with the Company, or if no such written designation is filed, by operation of law, succeeds to the rights and obligations of the Participant under the Plan and the Award Agreement upon the Participant's death.
2.07.“Board” means the Board of Directors of the Company.
2.08.“Cause” means (a) if a Participant is a party to a written employment, severance or consulting agreement with the Company or any of its Subsidiaries or an Award Agreement in which the term “cause” is defined, “Cause” as defined in such agreement, and (b) if no such agreement exists, (i) the Administrator’s determination that the Participant failed to substantially perform the Participant’s duties (other than a failure resulting from the Participant’s Disability); (ii) the Administrator’s determination that the Participant failed to carry out, or comply with any lawful and reasonable directive of the Board or the Participant’s immediate supervisor; (iii) the Participant’s unauthorized use or disclosure of confidential information or trade secrets of the Company or any of its Subsidiaries or any material breach of a written agreement between the Participant and the Company; (iv) the occurrence of any act or omission by the Participant that could reasonably be expected to result in (or has resulted in) the Participant’s conviction, plea of no contest, plea of nolo contendere, or imposition of un-adjudicated probation for any felony or indictable offense or crime involving moral turpitude; (v) the Participant’s unlawful use (including being under the influence) or possession of illegal drugs on the premises of the Company or any of its Subsidiaries or while performing the Participant’s duties and responsibilities for the Company or any of its

Subsidiaries; or (vi) the Participant’s commission of an act of fraud, embezzlement, misappropriation, misconduct, or breach of fiduciary duty against the Company or any of its Subsidiaries.
2.09.“Canadian Person” means any person subject to tax under the laws of Canada or any province or territory situated therein in respect of an Award.
2.10.“Change in Control” means, and shall be deemed to have occurred upon the occurrence of, any one of the following events:
(a)The acquisition in one or more transactions, other than from the Company, by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act), other than the Company, an Affiliate or any employee benefit plan (or related trust) sponsored or maintained by the Company or an Affiliate, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of a number of Company Voting Securities in excess of 50% of the Company Voting Securities unless such acquisition has been approved by the Board;
(b)Any election has occurred of persons to the Board that causes two-thirds of the Board to consist of persons other than (i) persons who were members of the Board on the Amendment and Restatement Date and (ii) persons who were nominated for elections as members of the Board at a time when two-thirds of the Board consisted of persons who were members of the Board on the Amendment and Restatement Date, provided, however, that any person nominated for election by a Board at least two-thirds of whom constituted persons described in clauses (i) and/or (ii) or by persons who were themselves nominated by such Board shall, for this purpose, be deemed to have been nominated by a Board composed of persons described in clause (i);
(c)The consummation (i.e. closing) of a reorganization, merger or consolidation involving the Company, unless, following such reorganization, merger or consolidation, all or substantially all of the individuals and entities who were the respective beneficial owners of the Outstanding Common Stock and Company Voting Securities immediately prior to such reorganization, merger or consolidation, following such reorganization, merger or consolidation beneficially own, directly or indirectly, more than 75% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors or trustees, as the case may be, of the entity resulting from such reorganization, merger or consolidation in substantially the same proportion as their ownership of the Outstanding Common Stock and Company Voting Securities immediately prior to such reorganization, merger or consolidation, as the case may be;
(d)The consummation (i.e. closing) of a sale or other disposition of all or substantially all the assets of the Company, unless, following such sale or disposition, all or substantially all of the individuals and entities who were the respective beneficial owners of the Outstanding Common Stock and Company Voting Securities immediately prior to such sale or disposition, following such sale or disposition beneficially own, directly or indirectly, more than 75% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors or trustees, as the case may be, of the entity purchasing such assets in substantially the same proportion as their ownership of the Outstanding Common Stock and Company Voting Securities immediately prior to such sale or disposition, as the case may be; or
(e)a complete liquidation or dissolution of the Company.
2.11.“Code” means the Internal Revenue Code of 1986, as amended. References to a section of the Code shall include that section and any comparable section or sections of any future legislation that amends, supplements or supersedes said section.
2.12.“Committee” means the Compensation Committee of the Board comprised of two or more Directors, each of whom is intended to qualify as a Non-Employee Director and an Independent Director.
2.13.“Common Stock” means the common stock of the Company, par value $0.001 per share.
2.14.“Company” or “Skye” means Skye Bioscience, Inc., a Nevada corporation, and its successors.
2.15.“Company Voting Securities” means the combined voting power of all outstanding voting securities of the Company entitled to vote generally in the election of directors to the Board.

2.16.“Date of Grant” means the date designated by the Administrator as the date as of which it grants an Award, which shall not be earlier than the date on which the Administrator approves the granting of such Award.
2.17.“Disability” means (a) if a Participant is a party to a written employment, severance or consulting agreement with the Company or any of its Subsidiaries or an Award Agreement in which the term “disability” is defined, “Disability” as defined in such agreement, and (b) if no such agreement exists, a permanent and total disability under Section 22(e)(3) of the Code, as amended.
2.18.“Dividend Equivalent Account” means a bookkeeping account in accordance with under Section 10.17 and related to an Award that is credited with the amount of any cash dividends or stock distributions that would be payable with respect to the shares of Common Stock subject to such Awards had such shares been outstanding shares of Common Stock.
2.19.“Eligible Person” means any prospective employee of the Company or any its Subsidiaries who has not previously been an employee or director of the Company or a Subsidiary, or who is commencing employment with the Company or a Subsidiary following a bona fide period of non-employment by the Company or a Subsidiary, if he or she is granted an Award in connection with his or her commencement of employment with the Company or a Subsidiary and such grant is an inducement material to his or her entering into employment with the Company or a Subsidiary (within the meaning of Nasdaq Stock Market Rule IM-5636-1 or any successor rule, if the Company’s securities are traded on the Nasdaq Stock Market, and/or the applicable requirements of any other established stock exchange on which the Company’s securities are traded, as applicable, as such rules and requirements may be amended from time to time). The Administrator may in its discretion adopt procedures from time to time to ensure that a prospective employee of the Company or any its Subsidiaries is eligible to participate in the Plan prior to the granting of any Awards to such individual under the Plan (including without limitation a requirement that each such prospective employee certify to the Company prior to the receipt of an Award under the Plan that he or she has not been previously employed by the Company or a Subsidiary, or if previously employed, has had a bona fide period of non-employment, and that the grant of Awards under the Plan is an inducement material to his or her agreement to enter into employment with the Company or a Subsidiary).
2.20.“Exchange Act” means the Securities Exchange Act of 1934, as amended.
2.21.“Exercise Price” means, with respect to a Stock Appreciation Right, the amount established by the Administrator in the Award Agreement which is to be subtracted from the Fair Market Value on the date of exercise in order to determine the amount of the payment to be made to the Participant, as further described in Section 6.02(b).
2.22.“Fair Market Value” means, as of any applicable date:
(a)for Canadian persons, if the Common Stock is listed on the Canadian Securities Exchange, the closing sales price of the Common Stock on the exchange on that date, or, if no sale of the Common Stock occurred on that date, on the next preceding date on which there was a reported sale;
(b)for US persons, if the Common Stock is listed on a national securities exchange or is authorized for quotation on the Nasdaq National Market System (“NMS”), the closing sales price of the Common Stock on the exchange or NMS, as the case may be, on that date, or, if no sale of the Common Stock occurred on that date, on the next preceding date on which there was a reported sale;
(c)if none of the above apply for the particular person, the closing bid price as reported by the Nasdaq Capital Market on that date, or if no price was reported for that date, on the next preceding date for which a price was reported;
(d)if none of the above apply for the particular person, the last reported bid price published in the “pink sheets” or displayed on the Financial Industry Regulatory Authority (“FINRA”), Electronic Bulletin Board, or OTC Markets, Inc. as the case may be; or
(e)if none of the above apply, the fair market value of the Common Stock as determined under procedures established by the Administrator.
2.23.“Independent Director” means a director of the Company who is not an employee and who qualifies as “independent” within the meaning of Nasdaq Stock Market Rule 5605(a)(2), or any successor rule, if the Company’s securities are traded on the Nasdaq Stock Market, and/or the applicable requirements of any other established stock exchange on which the Company’s securities are traded, as applicable, as such rules and requirements may be amended from time to time.
2.24.“Non-Employee Director” means a “non-employee director” within the meaning of Rule 16b-3.
2.25.“Non-Qualified Stock Option” means a stock option which does not qualify as an “incentive stock option” as defined in Section 422 of the Code.
2.26.“Options” means all Non-Qualified Stock Options granted at any time under the Plan. All Options granted under the Plan shall be Non-Qualified Stock Options.
2.27.“Outstanding Common Stock” means, at any time, the issued and outstanding shares of Common Stock.
2.28.“Participant” means an Eligible Person or a Permitted Assign thereof, who receives an Award under the Plan in accordance with Section 5.01, who enters into an Award Agreement with respect to such Award that is fully executed and delivered by all parties thereto.
2.29.“Performance Awards” means Awards granted in accordance with Article VIII.
2.30.“Performance Goals” mean the criteria (and adjustments) that the Administrator may select for an Award to establish performance goals for a performance period, which may include, without limitation, the following: net earnings or losses (either before or after one or more of interest, taxes, depreciation, amortization, and non-cash equity-based compensation expense); gross or net sales or revenue or sales or revenue growth; net income (either before or after taxes) or adjusted net income; profits (including but not limited to gross profits, net profits, profit growth, net operation profit or economic profit), profit return ratios or operating margin; budget or operating earnings (either before or after taxes or before or after allocation of corporate overhead and bonus); cash flow (including operating cash flow and free cash flow or cash flow return on capital); return on assets; return on capital or invested capital; cost of capital; return on stockholders’ equity; total stockholder return; return on sales; costs, reductions in costs and cost control measures; expenses; working capital; earnings or loss per share; adjusted earnings or loss per share; price per share or dividends per share (or appreciation in or maintenance of such price or dividends); regulatory achievements or compliance; implementation, completion or attainment of objectives relating to research, development, regulatory, commercial, or strategic milestones or developments; market share; market capitalization; economic value or economic value added models; division, group or corporate financial goals; customer satisfaction/growth; customer service; employee satisfaction; recruitment and maintenance of personnel; human capital management (including diversity and inclusion); supervision of litigation and other legal matters; strategic partnerships and transactions; financial ratios (including those measuring liquidity, activity, profitability or leverage); debt levels or reductions; sales-related goals; financing and other capital raising transactions; cash on hand; acquisition activity; investment sourcing activity; and marketing initiatives, any of which may be measured in absolute terms or as compared to any incremental increase or decrease. Such performance goals also may be based solely by reference to the Company’s performance or the performance of a Subsidiary, division, business segment or business unit of the Company or a Subsidiary, or based upon performance relative to performance of other companies or upon comparisons of any of the indicators of performance relative to performance of other companies.
2.31.“Permitted Assign” means, for a person that is an employee, executive officer, director or consultant of the Company or of a Subsidiary: (a) a trustee, custodian, or administrator acting on behalf of, or for the benefit of the person; (b) a holding entity of the person; (c) a “registered retirement savings plan”, “registered retirement income fund”, or “tax-free savings account” (all within the meaning of the Income Tax Act (Canada)) of the person; (d) a spouse of the person; (e) a trustee, custodian, or administrator acting on behalf of, or for the benefit of the spouse of the person; (f) a holding entity of the spouse of the person; or (g) a “registered retirement savings plan”, “registered retirement income fund”, or “tax-free savings account” (all within the meaning of the Income Tax Act (Canada)) of the spouse of the person.
2.32.“Plan” has the meaning given to such term in Section 1.01.
2.33.“Purchase Price” with respect to Options, shall have the meaning set forth in Section 6.01(b).
2.34.“Related Person” means, for the Company:
(a)a director or executive officer of the Company or an Affiliate of the Company;

(b)an associate of a director or executive officer of the Company or an Affiliate of the Company; or
(c)a Permitted Assign of a director or executive officer of the Company or an Affiliate of the Company.
2.35.“Restricted Shares” means Common Stock subject to restrictions imposed in connection with Awards granted under Article VII.
2.36.“Restricted Stock Unit” means a unit representing the right to receive Common Stock or the value thereof in the future subject to restrictions imposed in connection with Awards granted under Article VII.
2.37.“Rule 16b-3” means Rule 16b-3 promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act, as the same may be amended from time to time, and any successor rule.
2.38.“Stock Appreciation Rights” means awards granted in accordance with Article VI.
2.39.“Subsidiary” means any corporation in which the Company owns, directly or indirectly, at least 50% of the total combined voting power of all classes of stock, or any other entity (including partnerships and joint ventures) in which the Company owns, directly or indirectly, at least 50% of the combined equity thereof.
2.40.“Termination of Service” means the voluntary or involuntary termination of a Participant’s service as an employee, director or consultant with the Company or an Affiliate for any reason, including death, Disability, retirement or as the result of the divestiture of the Participant’s employer or any similar transaction in which the Participant’s employer ceases to be the Company or one of its Subsidiaries. Whether entering military or other government service shall constitute Termination of Service, or whether and when a Termination of Service shall occur as a result of Disability, shall be determined in each case by the Administrator in its sole discretion.
ARTICLE III
ADMINISTRATION
3.01.Administrator.
(a)Duties and Authority. The Plan shall be administered by the Committee unless the Board assumes the authority for administration of the Plan (the Board or the Committee, as applicable, is referred to herein as the “Administrator”); provided, however, that Awards granted under the Plan must be approved by a majority of the Independent Directors or the Committee. The Administrator shall have exclusive and final authority in each determination, interpretation or other action affecting the Plan and its Participants. The Administrator shall have the sole discretionary authority to interpret the Plan, to establish and modify administrative rules for the Plan, to impose such conditions and restrictions on Awards as it determines appropriate, and to make all factual determinations with respect to and take such steps in connection with the Plan and Awards granted hereunder as it may deem necessary or advisable.
(b)Indemnification. Each person who is or shall have been a member of the Board or the Administrator, or an officer or employee of the Company to whom authority was delegated in accordance with the Plan shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such individual in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf; provided, however, that the foregoing indemnification shall not apply to any loss, cost, liability, or expense that is a result of his or her own willful misconduct. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Incorporation or Bylaws, conferred in a separate agreement with the Company, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.
(c)Actions Required Upon Grant of Award. Following the issuance of any Award under the Plan, the Company shall, in accordance with the listing requirements of the applicable securities exchange, (a) promptly issue a press release disclosing the material terms of the grant, including the recipient(s) of the grant and the number of shares involved (and if the disclosure relates to an award to only one person, or to executive officers, or the award was individually negotiated, then the disclosure must include the identity of the recipient), and (b) notify the applicable securities exchange of such grant no later than the earlier to occur of (i) five calendar days after entering into the agreement to issue the Award or (ii) the date of the public announcement of the Award.

ARTICLE IV
SHARES
4.01.General. The total number of shares authorized to be issued under the Plan shall equal 600,000 or a lesser number of shares determined by the Board. In no event, however, shall the number of shares of Common Stock available under the Plan be reduced as a result of the application of this provision. The foregoing share limit shall be subject to adjustment in accordance with Section 10.07. The shares to be offered under the Plan shall be authorized and unissued Common Stock, or issued Common Stock that shall have been reacquired by the Company.
4.02.Limits on Awards. Unless securityholder approval is obtained in accordance with applicable securities laws, the following limitations shall apply to the Plan and all Awards:
(a)the number of securities, calculated on a fully diluted basis, reserved for issuance under the Awards granted to: (i) Related Persons, shall not exceed 10% of the outstanding securities of the Company, or (ii) a Related Person, shall not exceed 5% of the outstanding securities of the Company; and
(b)the number of securities, calculated on a fully diluted basis, issued within 12 months, to: (i) Related Persons, shall not exceed 10% of the outstanding securities of the Company, or (ii) a Related Person, shall not exceed 5% of the outstanding securities of the Company.
4.03.Shares Subject to Terminated Awards. Common Stock covered by any unexercised portions of Options or Stock Appreciation Rights or terminated or forfeited Awards, and Common Stock subject to any Awards that are otherwise surrendered by the Participant may again be subject to new Awards under the Plan. Shares of Common Stock surrendered to or withheld by the Company in payment or satisfaction of the Purchase Price of an Option or tax withholding obligation with respect to an Award shall be available for the grant of new Awards under the Plan. In the event of the exercise of Stock Appreciation Rights, whether or not granted in tandem with Options, only the number of shares of Common Stock actually issued in payment of such Stock Appreciation Rights shall be charged against the number of shares of Common Stock available for the grant of Awards hereunder.
ARTICLE V
PARTICIPATION
5.01.Eligible Participants. Participants in the Plan shall be such Eligible Persons as the Administrator, in its sole discretion, may designate from time to time. The Administrator’s designation of a Participant in any year shall not require the Administrator to designate such person to receive Awards or grants in any other year. The designation of a Participant to receive Awards or grants under one portion of the Plan does not require the Administrator to include such Participant under other portions of the Plan. The Administrator shall consider such factors as it deems pertinent in selecting Participants and in determining the type and amount of their respective Awards.
ARTICLE VI
STOCK OPTIONS AND STOCK APPRECIATION RIGHTS
6.01.Option Awards.
(a)Grant of Options. The Administrator may grant, to such Participants as the Administrator may select, Options entitling the Participant to purchase shares of Common Stock from the Company in such number, at such price, and on such terms and subject to such conditions, not inconsistent with the terms of this Plan, as may be established by the Administrator. The terms of any Option granted under this Plan shall be set forth in an Award Agreement. All Options granted under the Plan shall be Non-Qualified Stock Options.
(b)Purchase Price of Options. The Purchase Price of each share of Common Stock which may be purchased upon exercise of any Option granted under the Plan shall be determined by the Administrator; provided, however, that in no event shall the Purchase Price be less than the Fair Market Value on the Date of Grant; provided further that, with respect to Canadian persons, in no event shall the Purchase Price be less than the greater of the Fair Market Value on (a) the trading day prior to the Date of Grant and (b) the Date of Grant.

(c)Option Term. The term of each Option shall be fixed by the Administrator, but, no Option shall be exercisable more than ten (10) years after the Date of Grant.
(d)Rights as a Stockholder. A Participant or a transferee of an Option pursuant to Section 10.04 shall have no rights as a stockholder with respect to Common Stock covered by an Option until the Participant or transferee shall have become the holder of record of any such shares, and no adjustment shall be made for dividends in cash or other property or distributions or other rights with respect to any such Common Stock for which the record date is prior to the date on which the Participant or a transferee of the Option shall have become the holder of record of any such shares covered by the Option; provided, however, that Participants are entitled to share adjustments to reflect capital changes under Section 10.07.
(e)Exercise Due to Death or Disability. If an optionee's employment with the Company terminates by reason of death or Disability, the Option may thereafter be immediately exercised, to the extent then exercisable (or on such accelerated basis as the Administrator shall determine at or after the grant), by the legal representative of the optionee, by the legal representative of the estate of the optionee, or by the legatee of the optionee under the will of the optionee, within such period of time as is specified in the Award Agreement from the date of such death or Disability.
(f)Period of Exercise After Termination of Employment. Except as otherwise provided in this paragraph or otherwise determined by the Administrator, if an optionee's employment with the Company terminates for any reason other than death or Disability (except for termination for Cause), the optionee must exercise his or her Options, to the extent then exercisable (or on such accelerated basis as the Administrator shall determine at or after grant), within such period of time as is specified in the Award Agreement from the date of such termination. If the optionee does not exercise his or her Options within such specified period, the Options automatically terminate, and such Options become null and void.
(g)Acceleration or Extension of Exercise Time. The Administrator, in its sole discretion, shall have the right (but shall not be obligated), exercisable on or at any time after the Date of Grant, to permit the exercise of an Option or Stock Appreciation Right (i) prior to the time such Option or Stock Appreciation Right would become exercisable under the terms of the Award Agreement, (ii) after the termination of the Option or Stock Appreciation Right under the terms of the Award Agreement, or (iii) after the expiration of the Option or Stock Appreciation Right.
6.02.Stock Appreciation Rights.
(a)Stock Appreciation Right Awards. The Administrator is authorized to grant to any Participant one or more Stock Appreciation Rights. Such Stock Appreciation Rights may be granted either independent of or in tandem with Options granted to the same Participant. Stock Appreciation Rights granted in tandem with Options may be granted simultaneously with, or, in the case of Non-Qualified Stock Options, subsequent to, the grant to such Participant of the related Option; provided however, that: (i) any Option covering any share of Common Stock shall expire and not be exercisable upon the exercise of any Stock Appreciation Right with respect to the same share, (ii) any Stock Appreciation Right covering any share of Common Stock shall expire and not be exercisable upon the exercise of any related Option with respect to the same share, and (iii) an Option and Stock Appreciation Right covering the same share of Common Stock may not be exercised simultaneously. Upon exercise of a Stock Appreciation Right with respect to a share of Common Stock, the Participant shall be entitled to receive an amount equal to the excess, if any, of (A) the Fair Market Value of a share of Common Stock on the date of exercise over (B) the Exercise Price of such Stock Appreciation Right established in the Award Agreement, which amount shall be payable as provided in Section 6.02(c).
(b)Exercise Price. The Exercise Price established under any Stock Appreciation Right granted under this Plan shall be determined by the Administrator, but in the case of Stock Appreciation Rights granted in tandem with Options shall not be less than the Purchase Price of the related Option; provided, however, that in no event shall the Exercise Price be less than the Fair Market Value on the Date of Grant. Upon exercise of Stock Appreciation Rights granted in tandem with options, the number of shares subject to exercise under any related Option shall automatically be reduced by the number of shares of Common Stock represented by the Option or portion thereof which are surrendered as a result of the exercise of such Stock Appreciation Rights.
(c)Payment of Incremental Value. Any payment which may become due from the Company by reason of a Participant's exercise of a Stock Appreciation Right may be paid to the Participant as determined by the Administrator (i) all in cash, (ii) all in Common Stock, or (iii) in any combination of cash and Common Stock. In the event that all or a portion of the payment is made in Common Stock, the number of shares of Common Stock delivered in satisfaction of such payment shall be determined by dividing the amount of such payment or portion thereof by the Fair Market Value on the Exercise Date. No fractional share of Common Stock shall be issued to make any payment in respect of Stock Appreciation Rights; if any fractional share would be issuable, the combination of cash and Common Stock payable to the Participant shall be adjusted as directed by the Administrator to avoid the issuance of any fractional share.
6.03.Terms of Stock Options and Stock Appreciation Rights.
(a)Conditions on Exercise. An Award Agreement with respect to Options or Stock Appreciation Rights may contain such waiting periods, exercise dates and restrictions on exercise (including, but not limited to, periodic installments) as may be determined by the Administrator. In the event the Administrator grants an Option or Stock Appreciation Right that would be subject to Section 409A of the Code, the Administrator may include such additional terms, conditions and restrictions on the exercise of such Option or Stock Appreciation Right as the Administrator deems necessary or advisable in order to comply with the requirements of Section 409A of the Code.
(b)Duration of Options and Stock Appreciation Rights. Options and Stock Appreciation Rights shall terminate upon the first to occur of the following events:
(i)Expiration of the Option or Stock Appreciation Right as provided in the Award Agreement; or
(ii)Termination of the Award in the event of a Participant's Disability, retirement, death or other Termination of Service as provided in the Award Agreement; or
(iii)In the case of an Option, ten years from the Date of Grant; or
(iv)Solely in the case of a Stock Appreciation Right granted in tandem with an Option, upon the expiration of the related Option.
6.04.Exercise Procedures. Each Option and Stock Appreciation Right granted under the Plan shall be exercised under such procedures and by such methods as the Board may establish or approve from time to time. The Purchase Price of shares purchased upon exercise of an Option granted under the Plan shall be paid in full in cash by the Participant pursuant to the Award Agreement; provided, however, that the Administrator may (but shall not be required to) permit payment to be made (a) except in the case of a Participant that is a Canadian Person, by delivery to the Company of shares of Common Stock held by the Participant, (b) by a “net exercise” method under which Options are exchanged for a number of shares of Common Stock equal to the number of shares that would otherwise be issued upon the Options’ exercise minus a number of shares having a Fair Market Value equal to the Options’ aggregate Purchase Price (rounded up to the nearest whole number of shares), or (c) such other consideration as the Administrator deems appropriate and in compliance with applicable law (including payment under an arrangement constituting a brokerage transaction as permitted under the provisions of Regulation T applicable to cashless exercises promulgated by the Federal Reserve Board, unless prohibited by Section 402 of the Sarbanes-Oxley Act of 2002). In the event that any Common Stock shall be transferred to the Company to satisfy all or any part of the Purchase Price, the part of the Purchase Price deemed to have been satisfied by such transfer of Common Stock shall be equal to the product derived by multiplying the Fair Market Value as of the date of exercise times the number of shares of Common Stock transferred to the Company. The Participant may not transfer to the Company in satisfaction of the Purchase Price any fractional share of Common Stock.
ARTICLE VII
RESTRICTED SHARES AND RESTRICTED STOCK UNITS
7.01.Award of Restricted Stock and Restricted Stock Units. The Administrator may grant to any Participant an Award of Restricted Shares consisting of a specified number of shares of Common Stock issued to the Participant subject to such terms, conditions and forfeiture and transfer restrictions, whether based on performance standards, periods of service, retention by the Participant of ownership of specified shares of Common Stock or other criteria, as the Administrator shall establish. The Administrator may also grant Restricted Stock Units representing the right to receive shares of Common Stock in the future subject to such terms, conditions and restrictions, whether based on performance standards, periods of service, retention by the Participant of ownership of specified shares of Common Stock or other criteria, as the Administrator shall establish. The terms of any Restricted Share and Restricted Stock Unit Awards granted under this Plan shall be set forth in an Award Agreement which shall contain provisions determined by the Administrator and not inconsistent with this Plan.
7.02.Restricted Shares.

(a)Issuance of Restricted Shares. As soon as practicable after the Date of Grant of a Restricted Share Award by the Administrator, the Company shall cause to be transferred on the books of the Company, or its agent, Common Stock, registered on behalf of the Participant, evidencing the Restricted Shares covered by the Award, but subject to forfeiture to the Company as of the Date of Grant if an Award Agreement with respect to the Restricted Shares covered by the Award is not duly executed by the Participant and timely returned to the Company. All Common Stock covered by Awards under this Article VII shall be subject to the restrictions, terms and conditions contained in the Plan and the Award Agreement entered into by the Participant. Until the lapse or release of all restrictions applicable to an Award of Restricted Shares, the share certificates representing such Restricted Shares may be held in custody by the Company, its designee, or, if the certificates bear a restrictive legend, by the Participant. Upon the lapse or release of all restrictions with respect to an Award as described in Section 7.02(d), one or more share certificates, registered in the name of the Participant, for an appropriate number of shares as provided in Section 7.02(d), free of any restrictions set forth in the Plan and the Award Agreement shall be delivered to the Participant.
(b)Stockholder Rights. Beginning on the Date of Grant of the Restricted Share Award and subject to execution of the Award Agreement as provided in Section 7.02(a), the Participant shall become a stockholder of the Company with respect to all shares subject to the Award Agreement and shall have all of the rights of a stockholder, including, but not limited to, the right to vote such shares and the right to receive dividends; provided, however, that any Common Stock distributed as a dividend or otherwise with respect to any Restricted Shares as to which the restrictions have not yet lapsed, shall be subject to the same restrictions as such Restricted Shares and held or restricted as provided in Section 7.02(a).
(c)Restriction on Transferability. None of the Restricted Shares may be assigned or transferred (other than by will or the laws of descent and distribution, or to a revocable inter vivos trust with respect to which the Participant is treated as the owner under Sections 671 through 677 of the Code, except to the extent that Section 16 of the Exchange Act limits a Participant's right to make such transfers), pledged or sold prior to lapse of the restrictions applicable thereto.
(d)Delivery of Shares Upon Vesting. Upon expiration or earlier termination of the forfeiture period without a forfeiture and the satisfaction of or release from any other conditions prescribed by the Administrator, or at such earlier time as provided under the provisions of Section 7.04, the restrictions applicable to the Restricted Shares shall lapse.
(e)Forfeiture of Restricted Shares. Subject to Sections 7.02(f) and 7.04, all Restricted Shares shall be forfeited and returned to the Company and all rights of the Participant with respect to such Restricted Shares shall terminate unless the Participant continues in the service of the Company or an Affiliate as an employee until the expiration of the forfeiture period for such Restricted Shares and satisfies any and all other conditions set forth in the Award Agreement. The Administrator shall determine the forfeiture period (which may, but need not, lapse in installments) and any other terms and conditions applicable with respect to any Restricted Share Award.
(f)Waiver of Forfeiture Period. Notwithstanding anything contained in this Article VII to the contrary, the Administrator may, in its sole discretion, waive the forfeiture period and any other conditions set forth in any Award Agreement under appropriate circumstances (including the death, Disability or Retirement of the Participant or a material change in circumstances arising after the date of an Award) and subject to such terms and conditions (including forfeiture of a proportionate number of the Restricted Shares) as the Administrator shall deem appropriate.
7.03.Restricted Stock Units.
(a)Settlement of Restricted Stock Units. Payments shall be made to Participants with respect to their Restricted Stock Units as soon as practicable after the Administrator has determined that the terms and conditions applicable to such Award have been satisfied or at a later date if distribution has been deferred. Payments to Participants with respect to Restricted Stock Units shall be made in the form of Common Stock, or cash or a combination of both, as the Administrator may determine. The amount of any cash to be paid in lieu of Common Stock shall be determined on the basis of the Fair Market Value of the Common Stock on the date any such payment is processed. As to shares of Common Stock which constitute all or any part of such payment, the Administrator may impose such restrictions concerning their transferability and/or their forfeiture as may be provided in the applicable Award Agreement or as the Administrator may otherwise determine, provided such determination is made on or before the date certificates for such shares are first delivered to the applicable Participant. Notwithstanding any provision herein to the contrary, no payment shall be made to any Participant that is a Canadian Person in respect of a Restricted Stock Unit later than the end of the third year following the year in respect of which such Restricted Stock Unit was issued.

(b)Stockholder Rights. Until the lapse or release of all restrictions applicable to an Award of Restricted Stock Units, no shares of Common Stock shall be issued in respect of such Awards and no Participant shall have any rights as a stockholder of the Company with respect to the shares of Common Stock covered by such Award of Restricted Stock Units.
(c)Waiver of Forfeiture Period. Notwithstanding anything contained in this Section 7.03 to the contrary, the Administrator may, in its sole discretion, waive the forfeiture period and any other conditions set forth in any Award Agreement under appropriate circumstances (including the death, Disability or retirement of the Participant or a material change in circumstances arising after the date of an Award) and subject to such terms and conditions (including forfeiture of a proportionate number of shares issuable upon settlement of the Restricted Stock Units constituting an Award) as the Administrator shall deem appropriate.
(d)Deferral of Payment. If approved by the Administrator and set forth in the applicable Award Agreement, a Participant may elect to defer the amount payable with respect to the Participant's Restricted Stock Units in accordance with such terms as may be established by the Administrator, subject to the requirements of Section 409A of the Code.
ARTICLE VIII
PERFORMANCE AWARDS
8.01.Performance Awards.
(a)Award Periods and Calculations of Potential Incentive Amounts. The Administrator may grant Performance Awards to Participants. A Performance Award shall consist of the right to receive a payment (measured by the Fair Market Value of a specified number of shares of Common Stock, increases in such Fair Market Value during the Award Period and/or a fixed cash amount) contingent upon the extent to which certain performance targets have been met during an Award Period. The Award Period shall be determined by the Administrator.
(b)Performance Targets. Subject to Section 10.18, the performance targets applicable to a Performance Award may include such goals related to the performance of the Company or, where relevant, any one or more of its Subsidiaries or divisions and/or the performance of a Participant as may be established by the Administrator in its discretion. The performance targets established by the Administrator may vary for different Award Periods and need not be the same for each Participant receiving a Performance Award in an Award Period.
(c)Earning Performance Awards. The Administrator, at or as soon as practicable after the Date of Grant, shall prescribe a formula to determine the percentage of the Performance Award to be earned based upon the degree of attainment of the applicable performance targets.
(d)Payment of Earned Performance Awards. Subject to the requirements of Section 10.05, payments of earned Performance Awards shall be made in cash or Common Stock, or a combination of cash and Common Stock, in the discretion of the Administrator. The Administrator, in its sole discretion, may define, and set forth in the applicable Award Agreement, such terms and conditions with respect to the payment of earned Performance Awards as it may deem desirable.
8.02.Termination of Service. In the event of a Participant's Termination of Service during an Award Period, the Participant's Performance Awards shall be forfeited except as may otherwise be provided in the applicable Award Agreement.
ARTICLE IX
OTHER STOCK-BASED AWARDS
9.01.Grant of Other Stock-Based Awards. Other stock-based awards, consisting of stock purchase rights (with or without loans to Participants by the Company containing such terms as the Administrator shall determine), Awards of Common Stock, or Awards valued in whole or in part by reference to, or otherwise based on, Common Stock, may be granted either alone or in addition to or in conjunction with other Awards under the Plan. Subject to the provisions of the Plan, the Administrator shall have sole and complete authority to determine the persons to whom and the time or times at which such Awards shall be made, the number of shares of Common Stock to be granted pursuant to such Awards, and all other conditions of the Awards. Any such Award shall be confirmed by an Award Agreement executed by the Administrator and the Participant, which Award Agreement shall contain such provisions as the Administrator determines to be necessary or appropriate to carry out the intent of this Plan with respect to such Award.

9.02.Terms of Other Stock-Based Awards. In addition to the terms and conditions specified in the Award Agreement, Awards made pursuant to this Article IX shall be subject to the following:
(a)Any Common Stock subject to Awards made under this Article IX may not be sold, assigned, transferred, pledged or otherwise encumbered prior to the date on which the shares are issued, or, if later, the date on which any applicable restriction, performance or deferral period lapses; and
(b)If specified by the Administrator in the Award Agreement, the recipient of an Award under this Article IX shall be entitled to receive, currently or on a deferred basis, interest or dividends or dividend equivalents with respect to the Common Stock or other securities covered by the Award; and
(c)The Award Agreement with respect to any Award shall contain provisions dealing with the disposition of such Award in the event of a Termination of Service prior to the exercise, payment or other settlement of such Award, whether such termination occurs because of Retirement, Disability, death or other reason, with such provisions to take account of the specific nature and purpose of the Award.
ARTICLE X
TERMS APPLICABLE GENERALLY TO AWARDS
GRANTED UNDER THE PLAN
10.01.Plan Provisions Control Award Terms. Except as provided in Section 10.16, the terms of the Plan shall govern all Awards granted under the Plan, and in no event shall the Administrator have the power to grant any Award under the Plan which is contrary to any of the provisions of the Plan. In the event any provision of any Award granted under the Plan shall conflict with any term in the Plan as constituted on the Date of Grant of such Award, the term in the Plan shall control. Except as provided in Section 10.03 and Section 10.07, the terms of any Award granted under the Plan may not be changed after the Date of Grant of such Award so as to materially decrease the value of the Award without the express written approval of the holder.
10.02.Award Agreement. No person shall have any rights under any Award granted under the Plan unless and until the Company and the Participant to whom such Award shall have been granted shall have executed and delivered an Award Agreement or received any other Award acknowledgment authorized by the Administrator expressly granting the Award to such person and containing provisions setting forth the terms of the Award.
10.03.Modification of Award After Grant. No Award granted under the Plan to a Participant may be modified (unless such modification does not materially decrease the value of the Award) after the Date of Grant except by express written agreement between the Company and the Participant, provided that any such change (a) shall not be inconsistent with the terms of the Plan, and (b) shall be approved by the Administrator.
10.04.Limitation on Transfer. Except as provided in Section 7.02(c) in the case of Restricted Shares, a Participant's rights and interest under the Plan may not be assigned or transferred other than by will or the laws of descent and distribution, and during the lifetime of a Participant, only the Participant personally (or the Participant's personal representative) may exercise rights under the Plan. The Participant's Beneficiary may exercise the Participant's rights to the extent they are exercisable under the Plan following the death of the Participant.
10.05.Taxes. The Company shall be entitled, if the Administrator deems it necessary or desirable, to withhold (or secure payment from the Participant in lieu of withholding) the amount of any withholding or other tax required by law to be withheld or paid by the Company with respect to an Award, and the Company may defer payment or issuance of the cash or shares upon exercise or vesting of an Award unless indemnified to its satisfaction against any liability for any such tax. The amount and method of such withholding or tax payment shall be determined by the Administrator and shall be payable by the Participant at such time as the Administrator determines in accordance with the following rules:
(a)The Administrator may require or, if approved by the Administrator, the Participant (provided that he or she is not a Canadian Person) may elect, to have the withholding requirement satisfied (i) if approved in advance by the Administrator, by having withheld from such Award at the appropriate time that number of shares of Common Stock, rounded down to the nearest whole share, whose Fair Market Value is equal to the minimum statutory withholding with respect to the Award or such greater amount that is permitted by applicable law and by the Administrator, provided such greater amount does not exceed the maximum statutory rates in the applicable jurisdictions or cause adverse accounting consequences for the Company, (ii) by direct payment to the Company in cash of the amount of any taxes required to be withheld with respect to such Award, (iii) by withholding from the wages or other cash compensation paid to the Participant, (iv) by such other method that is approved by the Administrator or (v) by a combination of the foregoing methods. Participants that are Canadian Persons shall be required to meet their withholding requirements in the manner described in paragraph 10.05(a)(ii).
(b)In the case of Participants who are subject to Section 16 of the Exchange Act, the Administrator may impose such limitations and restrictions as it deems necessary or appropriate with respect to the sale, delivery or withholding of shares of Common Stock to meet tax withholding obligations.
10.06.Surrender of Awards; Authorization of Repricing. Any Award granted under the Plan may be surrendered to the Company for cancellation on such terms as the Administrator and the holder approve. Without requiring stockholder approval, the Administrator may substitute a new Award under this Plan in connection with the surrender by the Participant of an equity compensation award previously granted under this Plan or any other plan sponsored by the Company, including the substitution or grant of (i) an Option or Stock Appreciation Right with a lower exercise price than the Option or Stock Appreciation Right being surrendered, (ii) a different type of Award upon the surrender or cancellation of an Option or Stock Appreciation Right with an exercise price above the Fair Market Value of the underlying Common Stock on the date of such substitution or grant, or (iii) any other Award constituting a repricing of an Option or Stock Appreciation Right.
10.07.Adjustments to Reflect Capital Changes.
(a)Recapitalization. In the event of any corporate event or transaction (including, but not limited to, a change in the Common Stock or the capitalization of the Company) such as a merger, consolidation, reorganization, recapitalization, separation, partial or complete liquidation, stock dividend, stock split, reverse stock split, split up, spin-off, or other distribution of stock or property of the Company, a combination or exchange of Common Stock, dividend in kind, or other like change in capital structure, number of outstanding shares of Common Stock, distribution (other than normal cash dividends) to stockholders of the Company, or any similar corporate event or transaction, the Administrator, in order to prevent dilution or enlargement of Participants' rights under this Plan, shall make equitable and appropriate adjustments and substitutions, as applicable, to or of the number and kind of shares subject to outstanding Awards, the Purchase Price or Exercise Price for such shares, the number and kind of shares available for future issuance under the Plan, and other determinations applicable to outstanding Awards. The Administrator shall have the power and sole discretion to determine the amount of the adjustment to be made in each case.
(b)Change in Control. Upon a Change in Control or a merger, reorganization or other transaction following which the Company is not the surviving entity, except as otherwise provided in an Award Agreement or in an employment, change in control, severance or similar agreement to which the Company and the Participant are parties, all outstanding Awards shall be treated in the manner described in the definitive transaction agreement to which the Company is party (or, if there is no such agreement, in the manner determined by the Administrator), which agreement or determination need not treat all Awards in an identical manner. The treatment specified in the definitive transaction agreement or as determined by the Administrator may include, without limitation, one or more of the following with respect to outstanding Awards:
(i)the cancellation of Awards (whether vested or unvested);
(ii)the assumption or substitution of Awards with appropriate adjustments as to the number and kind of Shares or other securities or property and applicable exercise price, base amount or purchase price;
(iii)the acceleration of vesting of Awards;
(iv)the cancellation of vested Awards, together with a payment to the Participants holding such vested Awards so canceled of an amount based upon the consideration being paid per Share in connection with such Change in Control or other transaction in cash or, in the sole discretion of the Administrator, in the form of such other consideration necessary for a Participant to receive property, cash or securities (or a combination thereof) as the Participant would have been entitled to receive upon such Change in Control or other transaction, if the Participant had been, immediately prior to such Change in Control, the holder of the number of Shares covered by the Award at such time, less any applicable exercise price or base amount; provided, however, that holders of vested Options and vested SARs shall be entitled to such consideration only if the per-Share consideration exceeds the applicable exercise price or base amount, and to the extent that the per-Share consideration is less than or equal to the applicable exercise price or base amount, such vested Options and vested SARs shall be cancelled for no consideration; or
(v)the replacement of Awards with a cash incentive program that preserves the value of the Awards so replaced (determined as of such Change in Control or other transaction).

(c)Acquisition or other Transactions. After any merger, stock purchase, asset purchase or other form of transaction in which the Company or an Affiliate shall be a surviving corporation, the Administrator may grant substituted or assumed Awards under the provisions of the Plan, pursuant to and in compliance with the requirements of Section 424 of the Code or (in the case of Options issued to Canadian Persons) subsection 7(1.4) of the Income Tax Act (Canada), replacing old equity awards granted under a plan of another party to the transaction whose shares or stock subject to the old equity awards may no longer be issued following the transaction. The foregoing adjustments and manner of application of the foregoing provisions shall be determined by the Administrator in its sole discretion. Any such adjustments may provide for the elimination of any fractional shares which might otherwise become subject to any Options.
10.08.No Right to Continued Service. No person shall have any claim of right to be granted an Award under this Plan. Neither the Plan nor any action taken hereunder shall be construed as giving any Participant any right to be retained in the service of the Company or any of its Subsidiaries.
10.09.Awards Not Includable for Benefit Purposes. Payments received by a Participant pursuant to the provisions of the Plan shall not be included in the determination of benefits under any pension, group insurance or other benefit plan applicable to the Participant which is maintained by the Company or any of its Subsidiaries, except as may be provided under the terms of such plans or determined by the Board.
10.10.Governing Law. All determinations made and actions taken pursuant to the Plan shall be governed by the laws of Nevada and construed in accordance therewith.
10.11.No Strict Construction. No rule of strict construction shall be implied against the Company, the Administrator, or any other person in the interpretation of any of the terms of the Plan, any Award granted under the Plan or any rule or procedure established by the Administrator.
10.12.Compliance with Rule 16b-3. It is intended that, unless the Administrator determines otherwise, Awards under the Plan be eligible for exemption under Rule 16b-3. The Board is authorized to amend the Plan and to make any such modifications to Award Agreements to comply with Rule 16b-3, as it may be amended from time to time, and to make any other such amendments or modifications as it deems necessary or appropriate to better accomplish the purposes of the Plan in light of any amendments made to Rule 16b-3.
10.13.Captions. The captions (i.e., all Section headings) used in the Plan are for convenience only, do not constitute a part of the Plan, and shall not be deemed to limit, characterize or affect in any way any provisions of the Plan, and all provisions of the Plan shall be construed as if no captions have been used in the Plan.
10.14.Severability. Whenever possible, each provision in the Plan and every Award at any time granted under the Plan shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of the Plan or any Award at any time granted under the Plan shall be held to be prohibited by or invalid under applicable law, then (a) such provision shall be deemed amended to accomplish the objectives of the provision as originally written to the fullest extent permitted by law and (b) all other provisions of the Plan and every other Award at any time granted under the Plan shall remain in full force and effect.
10.15.Amendment and Termination.
(a)Amendment. The Board shall have complete power and authority to amend the Plan at any time; provided, however, that the Board shall not, without the requisite affirmative approval of stockholders of the Company, make any amendment which requires stockholder approval under the Code or under any other applicable law or rule of any stock exchange which lists Common Stock or Company Voting Securities. No termination or amendment of the Plan may, without the consent of the Participant to whom any Award shall theretofore have been granted under the Plan, adversely affect the right of such individual under such Award.
(b)Termination. The Board shall have the right and the power to terminate the Plan at any time. No Award shall be granted under the Plan after the termination of the Plan, but the termination of the Plan shall not have any other effect and any Award outstanding at the time of the termination of the Plan may be exercised after termination of the Plan at any time prior to the expiration date of such Award to the same extent such Award would have been exercisable had the Plan not terminated.
10.16.Foreign Qualified Awards. Awards under the Plan may be granted to such employees of the Company and its Subsidiaries who are residing in foreign jurisdictions as the Administrator in its sole discretion may determine from time to time. The Administrator may adopt such supplements to the Plan as may be necessary or appropriate to comply with the applicable laws of such foreign jurisdictions and to afford Participants favorable treatment under such laws; provided, however, that no Award shall be granted under any such supplement with terms or conditions inconsistent with the provision set forth in the Plan.
10.17.Dividend Equivalents. For any Award granted under the Plan, the Administrator shall have the discretion, upon the Date of Grant or thereafter, to establish a Dividend Equivalent Account with respect to the Award, and the applicable Award Agreement or an amendment thereto shall confirm such establishment. If a Dividend Equivalent Account is established, the following terms shall apply:
(a)Terms and Conditions. Dividend Equivalent Accounts shall be subject to such terms and conditions as the Administrator shall determine and as shall be set forth in the applicable Award Agreement. Such terms and conditions may include, without limitation, for the Participant's Account to be credited as of the record date of each cash dividend on the Common Stock with an amount equal to the cash dividends which would be paid with respect to the number of shares of Common Stock then covered by the related Award if such shares of Common Stock had been owned of record by the Participant on such record date.
(b)Unfunded Obligation. Dividend Equivalent Accounts shall be established and maintained only on the books and records of the Company and no assets or funds of the Company shall be set aside, placed in trust, removed from the claims of the Company's general creditors, or otherwise made available until such amounts are actually payable as provided hereunder.
10.18.Adjustment of Performance Goals and Targets. Notwithstanding any provision of the Plan to the contrary, the Administrator shall have the authority to adjust any Performance Goal, performance target or other performance-based criteria established with respect to any Award under the Plan if circumstances occur (including, but not limited to, unusual or nonrecurring events, changes in tax laws or accounting principles or practices or changed business or economic conditions) that cause any such Performance Goal, performance target or performance-based criteria to be inappropriate in the judgment of the Administrator.
10.19.Legality of Issuance. Notwithstanding any provision of this Plan or any applicable Award Agreement to the contrary, the Administrator shall have the sole discretion to impose such conditions, restrictions and limitations (including suspending exercises of Options or Stock Appreciation Rights and the tolling of any applicable exercise period during such suspension) on the issuance of Common Stock with respect to any Award unless and until the Administrator determines that such issuance complies with (i) any applicable registration requirements under the Securities Act of 1933, as amended, or the Administrator has determined that an exemption therefrom is available, (ii) any applicable listing requirement of any stock exchange on which the Common Stock is listed, (iii) any applicable Company policy or administrative rules, and (iv) any other applicable provision of state, federal or foreign law, including foreign securities laws where applicable.
10.20.Restrictions on Transfer. Regardless of whether the offering and sale of Common Stock under the Plan have been registered under the Securities Act of 1933, as amended, or have been registered or qualified under the securities laws of any state, the Company may impose restrictions upon the sale, pledge, or other transfer of such Common Stock (including the placement of appropriate legends on stock certificates) if, in the judgment of the Company and its counsel, such restrictions are necessary or desirable to achieve compliance with the provisions of the Securities Act of 1933, as amended, the securities laws of any state, the United States or any other applicable foreign law.
10.21.Further Assurances. As a condition to receipt of any Award under the Plan, a Participant shall agree, upon demand of the Company, to do all acts and execute, deliver and perform all additional documents, instruments and agreements which may be reasonably required by the Company, to implement the provisions and purposes of the Plan.
10.22.Provisions for Foreign Participants. The Administrator will have the power, subject to, and within the limitations of, the express provisions of the Plan, to adopt such procedures and sub-plans as are necessary or appropriate to permit and facilitate participation in the Plan by, or take advantage of specific tax treatment for Awards granted to Participants who are foreign nationals or employed outside the United States (provided that Administrator approval will not be necessary for immaterial modifications to the Plan or any Award Agreement to ensure or facilitate compliance with the laws of the relevant foreign jurisdiction).
10.23.Clawback/Recovery. All Awards granted under the Plan will be subject to recoupment in accordance with any clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other Applicable Law and any clawback policy that the Company otherwise adopts, to the extent applicable and permissible under Applicable Law. In addition, the Administrator may impose such other clawback, recovery or recoupment provisions in an Award

Agreement as the Administrator determines necessary or appropriate, including but not limited to a reacquisition right in respect of previously acquired Shares or other cash or property upon the occurrence of Cause. No recovery of compensation under such a clawback policy will be an event giving rise to a Participant’s right to voluntary terminate employment upon a “resignation for good reason” or for a “constructive termination” or any similar term under any plan of or agreement with the Company.
10.24.Stockholder Approval Not Required. It is expressly intended that approval of the Company’s stockholders shall not be required as a condition of the effectiveness of the Plan, and the Plan’s provisions shall be interpreted in a manner consistent with such intent for all purposes. Specifically, Nasdaq Stock Market Rule 5635(c) generally requires stockholder approval for stock option plans or other equity compensation arrangements adopted by companies whose securities are listed on the Nasdaq Stock Market pursuant to which stock awards or stock may be acquired by officers, directors, employees or consultants of such companies. Nasdaq Stock Market Rule 5635(c)(4) provides an exemption in certain circumstances for “employment inducement” awards (within the meaning of Nasdaq Stock Market Rule 5635(c)(4)). Notwithstanding anything to the contrary herein, if the Company’s securities are traded on the Nasdaq Stock Market, then Awards under the Plan may only be made to employees of the Company or any its Subsidiaries who have not previously been an employee or director of the Company or a Subsidiary, or following a bona fide period of non-employment by the Company or a Subsidiary, in each case as an inducement material to the employee’s entering into employment with the Company or a Subsidiary. Awards under the Plan will be approved by (a) the Company’s Compensation Administrator comprised entirely of Independent Directors or (b) a majority of the Company’s Independent Directors. Accordingly, pursuant to Nasdaq Stock Market Rule 5635(c)(4), the issuance of Awards and the shares of Stock issuable upon exercise or vesting of such Awards pursuant to the Plan are not subject to the approval of the Company’s stockholders.